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                                                                   EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-46686) pertaining to the 2000 Long-Term Incentive Plan of Luminex Corporation and in the Registration Statement (Form S-8 No. 333-87918) pertaining to the 2001 Broad-Based Stock Option Plan of Luminex Corporation of our report dated January 24, 2003, except for Note 17, as to which the date is March 7, 2003, with respect to the consolidated financial statements of Luminex Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                          /s/ Ernst & Young LLP

Austin, Texas
March 25, 2003